ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070833917-90
Ross Miller	Filing Date and Time 12/07/2007 9:57 AM
Secretary of State State of Nevada	Entity Number C10367-2004

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

China Premium Lifestyle Enterprise, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

400,000,000 shares of common stock authorized, $0.001 par value per share
100,000,000 shares of preferred stock authorized, $0.001 par value per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

400,000,000 shares of common stock authorized, $0.005 par value per share
100,000,000 shares of preferred stock authorized, $0.001 par value per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

24,534,442 shares of common stock to be issued in exchange for 122,672,214 outstanding shares of common stock

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Shareholders holding fractional shares will have their shares rounded up to the nearest whole number

7. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

8. Officer Signature: X ______________ Corporate Secretary

Signature Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.